Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), made this ____ day of May, 2018 is entered into by and between Achillion Pharmaceuticals, Inc. (the “Company”), and Milind Deshpande, Ph.D. (the “Consultant”).

WHEREAS, the Company wishes to engage the Consultant to provide certain scientific advisory services to the Company, and the Consultant wishes to provide such services to the Company, in each case subject to the terms and conditions of this Agreement;

NOW, THEREFORE in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. Engagement and Performance of Services. The Company hereby engages the Consultant to perform the scientific advisory services described in Schedule A (the “services”). The Consultant shall perform the services one workday each week (or the equivalent thereof) at such locations as may mutually be agreed upon by the parties. In performing the services, the Consultant shall comply with all applicable laws and regulations, and shall perform the services in a manner that is consistent with relevant industry and professional standards.

2. Term. This Agreement shall commence on May 18, 2018 (the “Effective Date”) and shall continue until the one-year anniversary of the Effective Date, unless the Agreement is extended by written mutual agreement of the parties or terminated earlier in accordance with the provisions of Section 4 below (such period, the “Consultation Period”).

3. Compensation.

3.1 Equity Vesting and Exercise. During the Consultation Period, and in accordance with the terms of the option agreements governing the options granted to the Consultant during his employment with the Company, all of the Consultant’s options will continue to vest and be exercisable. Following the end of the Consultation Period, the Consultant will have three months to exercise his vested stock options.

3.2 Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, health insurance, social security, unemployment, medical or pension payments, made available to employees of the Company.

4. Termination. This Agreement may be terminated in the following manner: (a) by either the Company or the Consultant upon not less than thirty (30) days prior written notice to the other party; (b) by the non-breaching party, upon twenty-four (24) hours prior written notice to the breaching party if one party has materially breached this Agreement; or (c) at any time upon the mutual written consent of the parties hereto. Notwithstanding the foregoing, the Company may terminate this Agreement effective immediately by giving written notice to the Consultant if the Consultant breaches or threatens to breach any provision of Sections 6 or 7, the Restrictive Covenant Agreement (as defined below), or any severance and release of claims agreement between the Company and the Consultant.

5. Cooperation. The Consultant shall use the Consultant’s best efforts in the performance of the Consultant’s obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform the Consultant’s obligations hereunder. The Consultant shall cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

6. Non-Disclosure, Assignment of Inventions and Restrictive Covenants.

6.1 Proprietary Information.

(a) The Consultant acknowledges that the Consultant’s relationship with the Company is one of high trust and confidence and that in the course of the Consultant’s service to the Company, the Consultant will have access to and contact with Proprietary Information (as defined below). Except as otherwise permitted by Section 6.1(f), the Consultant will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of the services) without written approval by an officer of the Company, either during or after the Consultation Period.

(b) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information, whether or not in writing, whether or not patentable and whether or not copyrightable, of a private, secret or confidential nature, owned, possessed or used by the Company, concerning the Company’s business, business relationships or financial affairs, including, without limitation, any Invention (as defined below), formula, vendor information, customer information, supplier information, apparatus, equipment, trade secret, process, research, report, technical or research data, clinical data, know-how, computer program, software, software documentation, hardware design, technology, product, processes, methods, techniques, formulas, compounds, projects, developments, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost, or employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of the Consultant’s service as a consultant to the Company.

(c) The Consultant agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Consultant or others, which shall come into the Consultant’s custody or possession, shall be and are the exclusive property of the Company to be used by the Consultant only in the performance of the Consultant’s services for the Company and shall not be copied or removed from the Company’s premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Consultant shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) the termination of this Agreement. After such delivery, the Consultant shall not retain any such materials or copies thereof or any such tangible property.

(d) The Consultant agrees that the Consultant’s obligation not to disclose or to use information and materials of the types set forth in paragraphs (b) and (c) above, and the Consultant’s obligation to return materials and tangible property set forth in paragraph (c) above extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Consultant.

(e) The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to the Consultant and to take all action necessary to discharge the obligations of the Company under such agreements.

(f) The Consultant’s obligations under this Section 6.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of an officer of the Company. Further, nothing in this Agreement prohibits the Consultant from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies or participating in government agency investigations or proceedings. The Consultant is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information the Consultant obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding the Consultant’s confidentiality and nondisclosure obligations, the Consultant is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

6.2 Inventions.

(a) The Consultant will make full and prompt disclosure to the Company of all discoveries, ideas, inventions, creations, designs, innovations, improvements, enhancements, processes, methods, techniques, developments, software, computer programs, and works of authorship (whether or not patentable and whether or not copyrightable) which are made, conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others or under the Consultant’s direction and whether during normal business hours or on the premises of the Company or otherwise (i) during the Consultation Period if related to the business of the Company or research and development conducted or planned to be conducted by the Company or (ii) after the Consultation Period if resulting or directly derived from Proprietary Information (collectively under clauses (i) and (ii), “Inventions”). The Consultant agrees to assign and hereby assigns to the Company (or any person or entity designated by the Company) all of the Consultant’s right, title and interest in and to all Inventions and any and all related patents, patent applications, copyrights created in the work(s) of authorship, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere, and appoints any officer of the Company as the Consultant’s duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. This paragraph shall not apply to Inventions which both (1) do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Invention is created, made, conceived or reduced to practice, and (2) are made and conceived by the Consultant not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Consultant further acknowledges that each original work of authorship which is made by the Consultant (solely or jointly with others) within the scope of the Agreement and which is protectable by copyright is a “work made for hire,” as that term is defined in the United States Copyright Act.

(b) The Consultant agrees that if, in the course of performing the services, the Consultant incorporates into any Invention developed under this Agreement any preexisting invention, improvement, development, concept, discovery or other proprietary information owned by the Consultant or in which the Consultant has an interest (“Prior Inventions”), (i) the Consultant will inform the Company, in writing before incorporating such Prior Inventions into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. The Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without the Company’s prior written permission.

(c) Upon the request of the Company and at the Company’s expense, the Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention. The Consultant also hereby waives all claims to moral rights in any Inventions.

(d) The Consultant shall maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.

7. Non-Solicitation. During the Consultation Period and for a period of six (6) months thereafter, the Consultant shall not, directly or indirectly, recruit or solicit, or attempt to recruit or solicit, any person who was employed by the Company or engaged as an independent contractor for the Company at any time during the Consultation Period, except for an individual whose employment with or service for the Company has been terminated for a period of six (6) months or longer.

8. Other Agreements; Warranty.

8.1 The Consultant hereby represents that, except as the Consultant has disclosed in writing to the Company, the Consultant is not bound by the terms of any agreement with any third party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of the Consultant’s consultancy with the Company, to refrain from competing, directly or indirectly, with the business of such third party or to refrain from soliciting employees, customers or suppliers of such third party. The Consultant further represents that the Consultant’s performance of all the terms of this Agreement and the performance of the services as a consultant of the Company do not and will not breach any agreement with any third party to which the Consultant is a party (including, without limitation, any nondisclosure or non-competition agreement), and that the Consultant will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others.

8.2 The Consultant hereby represents, warrants and covenants that the Consultant has the skills and experience necessary to perform the services, that the Consultant will perform said services in a professional, competent and timely manner, that the Consultant has the power to enter into this Agreement and that the Consultant’s performance hereunder will not infringe upon or violate the rights of any third party or violate any federal, state or municipal laws.

9. Independent Contractor Status.

9.1 The Consultant shall perform all services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

9.2 The Consultant shall have the right to control and determine the time, place, methods, manner and means of performing the services. In performing the services, the amount of time devoted by the Consultant on any given day will be entirely within the Consultant’s control, and the Company will rely on the Consultant to put in the amount of time necessary to fulfill the requirements of this Agreement. The Consultant will provide all equipment and supplies required to perform the services. The Consultant is not required to attend regular meetings at the Company. However, upon reasonable notice, the Consultant shall meet with representatives of the Company at a location to be designated by the parties to this Agreement.

9.3 In the performance of the services, the Consultant has the authority to control and direct the performance of the details of the services, the Company being interested only in the results obtained. However, the services contemplated by the Agreement must meet the Company’s standards and approval and shall be subject to the Company’s general right of inspection and supervision to secure their satisfactory completion.

9.4 The Consultant shall not use the Company’s trade names, trademarks, service names or service marks without the prior approval of the Company.

9.5 The Consultant shall be solely responsible for all state and federal income taxes, unemployment insurance and social security taxes in connection with this Agreement and for maintaining adequate workers’ compensation insurance coverage.

10. Non-Exclusivity. The Company retains a right to contract with other companies and/or individuals for consulting services without restriction. The Consultant similarly retains the right to contract with other companies or entities for the Consultant’s consulting services; provided, however, and for the avoidance of doubt, that the Consultant remains bound by the non-competition obligations set forth in the Nondisclosure, Assignment of Inventions and Post-Employment Covenants Agreement (the “Restrictive Covenant Agreement”) the Consultant previously executed for the benefit of the Company, which remains in full force and effect.

11. Remedies. The Consultant acknowledges that any breach of the provisions of Sections 6 or 7 of this Agreement shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy the Company may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages or posting a bond.

12. Indemnification. The Consultant shall be solely liable for, and shall indemnify, defend and hold harmless the Company and its successors and assigns from any claims, suits, judgments or causes of action initiated by any third party against the Company where such actions result from or arise out of the Consultant’s misfeasance or malfeasance in the performance of services performed by the Consultant under this Agreement. The Consultant shall further be solely liable for, and shall indemnify, defend and hold harmless the Company and its successors and assigns from and against any claim or liability of any kind (including penalties, fees or charges) resulting from the Consultant’s failure to pay the taxes, penalties, and payments referenced in Section 9 of this Agreement. The Consultant shall further indemnify, defend and hold harmless the Company and its successors and assigns from and against any and all loss or damage resulting from any misrepresentation, or any non-fulfillment of any representation, responsibility, covenant or agreement on the Consultant’s part, as well as any and all acts, suits, proceedings, demands, assessments, penalties, judgments of or against the Company relating to or arising out of the activities of the Consultant and the Consultant shall pay reasonable attorneys’ fees, costs and expenses incident thereto.

13. Notices. Any notice delivered under this Agreement shall be deemed duly delivered 3 business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, to the Company at its principal headquarters and to the Consultant at the address most recently shown in the records of the Company. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 13.

14. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the Consultant’s engagement by the Company as an independent contractor, and supersedes all prior agreements and understandings, whether written or oral, relating thereto. For the avoidance of doubt, nothing herein supersedes the Restrictive Covenant Agreement that the Consultant previously executed for the benefit of the Company, which remains in full force and effect, nor does anything herein supersede any severance and release of claims agreement between the Consultant and the Company.

16. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

17. Non-Assignability of Contract. This Agreement is personal to the Consultant and the Consultant shall not have the right to assign any of the Consultant’s rights or delegate any of the Consultant’s duties without the express written consent of the Company. Any non-consented-to assignment or delegation, whether express or implied or by operation of law, shall be void and shall constitute a breach and a default by the Consultant.

18. Governing Law, Forum and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Connecticut or, if appropriate, a federal court located within the State of Connecticut, and the Company and the Consultant each consents to the jurisdiction of such a court. The Company and the Consultant each hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

19. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by the Consultant.

20. Interpretation. If any restriction set forth in Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

21. Survival. Sections 4 through 22 shall survive the expiration or termination of this Agreement.

22. Miscellaneous.

22.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

22.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

22.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date and year first above written.

COMPANY:

ACHILLION PHARMACEUTICALS, INC

By:	/s/ Joseph Truitt
	Name:	Joseph Truitt
	Title:	President & CEO

MILIND DESHPANDE, PH.D.

/s/ Milind Deshpande

SIGNATURE PAGE TO CONSULTING AGREEMENT

SCHEDULE A

DESCRIPTION OF SERVICES

Consultant will provide Services at the request of Achillion and with the agreement of Consultant based on the mutual agreement of the parties, related to scientific and other related matters as requested by Achillion.